Exhibit 10.53
LOAN MODIFICATION AGREEMENT
     THIS LOAN MODIFICATION AGREEMENT (this “Agreement” or this “Modification”) is made as of the                     day of December, 2006, by and among: (a) COMSTOCK HOMES OF ATLANTA, LLC, a Georgia limited liability company (“Comstock Atlanta”) (formerly known as PCH Development, LLC, a Georgia limited liability company (“PC Development”) which is successor by merger to Parker Chandler Homes, Inc., a Georgia corporation (“PC, Inc.”)) (b) COMSTOCK HOMES OF MYRTLE BEACH, LLC, a South Carolina limited liability company (“Comstock Myrtle”) (formerly known as PARKER-CHANDLER HOMES/SOUTH CAROLINA, LLC, a South Carolina limited liability company (“PC South”)) (Comstock Atlanta, PC, Inc., PC Development, Comstock Myrtle and PC South are hereinafter collectively referred to as “Borrower”); (c) COMSTOCK HOMEBUILDING COMPANIES, INC., a Delaware corporation (“Guarantor”) and (d) BANK OF AMERICA, N.A., a national banking association, its successors and/or assigns (“Lender”).
RECITALS:
     WHEREAS, pursuant to the terms of that certain Revolving Master Loan Agreement dated as of January 16, 2004, by and between Lender and PC, Inc. (as the same may be amended, renewed, supplemented or restated from time to time, the “Loan Agreement”), Lender made a loan (the “Loan”) to PC, Inc. in the original maximum principal amount of Seven Million Five Hundred Thousand and No/100 Dollars ($7,500,000.00), as evidenced by that certain Real Estate Note dated January 16, 2004 made by PC, inc. payable to the order of Lender (as the same may be amended, renewed, supplemented or restated from time to time, the “Note”); and
     WHEREAS, pursuant to the terms of the Loan Agreement, the Loan is comprised of (i) a revolving construction loan in the maximum principal amount of Five Million Five Hundred and No/100 Dollars ($5,500,000.00) (the “Revolving Facility”) and (ii) a lot acquisition loan in the maximum principal amount of Two Million and No/100 Dollars ($2,000,000.00) (the “Acquisition Facility”).
     WHEREAS, pursuant to the terms of a certain modification to the Loan dated February 16, 2005, the principal amount of the Loan was increased to a maximum principal amount of Ten Million and No/100 Dollars ($10,000,000.00) whereby the Revolving Facility was increased to a maximum principal amount of Eight Million and No/100 Dollars ($8,000,000.00) and the maximum principal amount of the Acquisition Facility remained Two Million and No/100 Dollars ($2,000,000.00).
     WHEREAS, pursuant to the terms of a certain Amendment to Promissory Note and Other Loan Documents dated July 1, 2005, by and between PC, Inc., PC South and Lender, PC South was added as a Borrower under the Loan.
     WHEREAS, Borrower’s obligations under the Note are secured by, among other things, a Deed to Secure Debt and Security Agreement dated as of January 16, 2004, from Borrower for the benefit of Lender, and originally recorded among the land records of Jackson County, Georgia in the Superior Court of Jackson County, Georgia on February 4, 2004 in Deed Book 331 Page 369 (as the same may be amended, renewed, supplemented or restated from time to time and as the same, as amended, has been subsequently recorded in the land records of Jackson County, the “Deed to Secure”), covering certain real property and improvements thereon located in Jackson County Georgia and Paulding County, Georgia and more particularly described therein and on Exhibit A attached hereto (collectively, the “Property”): and
Bank of America — Comstock Atlanta Homes Modification

     WHEREAS, Borrower’s obligations under the Note are guaranteed by Guarantor pursuant to a Guaranty Agreement dated February 10, 2006 which guarantees the Loan together with certain other Loans made by Lender (the “Other Guaranteed Loans”) (as the same may be amended, renewed, supplemented or restated from time to time, the “Guaranty”): and
     WHEREAS, in consideration of Lender entering into this Modification, and because some of Other Guaranteed Loans have been satisfied in full, the Guarantor has agreed to execute a new Guaranty Agreement simultaneously with the execution of this Agreement.
     WHEREAS, the outstanding principal balance under the Loan as of the date hereof is Three Million Five Hundred Five Thousand Two Hundred Sixteen and 33/100 Dollars ($3,505,216.33) consisting of an outstanding principal balance under the Revolving Facility in the amount of Two Million Six Hundred One Thousand Six Hundred Fifty Two and 33/100 Dollars ($2,601,652.33) and an outstanding principal balance under the Acquisition Facility in the amount of Nine Hundred Three Thousand Five Hundred Sixty Four and 00/100 Dollars ($903,564.00).
     WHEREAS, Borrower’s obligations under the Note and the other Loan Documents (hereinafter defined) are hereinafter collectively called the “Obligations”: the Note, the Deed to Secure, the Loan Agreement, the Guaranty and all other documents previously, now or hereafter executed and delivered to evidence, secure, guarantee, or in connection with, the Obligations, as the same may from time to time be renewed, extended, amended, supplemented or restated, are hereinafter collectively called the “Loan Documents”: and all liens, security interests, assignments, superior titles, rights, remedies, powers, equities and priorities securing the Note or providing recourse to Lender with respect thereto are hereinafter collectively called the “Liens”: and
     WHEREAS, at the request of the Borrower, the Lender has agreed to modify the Loan to (i) extend the Maturity Date of the Loan; (ii) modify the maximum principal amount of the Loan; and (iii) make certain other changes to the Loan Documents as set forth herein.
     NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable.consideration, the receipt and sufficiency of which are hereby acknowledged by all parties, the parties agree as follows:
     1. Recitals. The recitals set forth above are a material part of this Agreement. Borrower acknowledges and affirms the accuracy of the recitals set forth above.
     2. Definitions. All capitalized terms herein, unless otherwise defined herein, shall have the same meaning ascribed to such terms as in the Loan Documents.
     3. Modification to Bellemeade Loan, Highlands Loan and Fifteen Million Dollar Comstock Loan. Simultaneously with the execution of this Agreement, (i) Comstock Bellemeade, L.C. and Guarantor shall execute that certain First Loan Modification Agreement in connection with that certain ioan originally made by Lender to Comstock Bellemeade, L.C. in the original principal amount of Forty-Six Million Seven Hundred Twenty-Five Thousand and No/100 Dollars ($46,725,000.00) (as the same has been amended, renewed, supplemented or restated from time to time, the “Bellemeade Loan”) (ii) Highland Avenue Properties, LLC and Guarantor shall execute that certain Loan Modification Agreement in connection with that certain loan originally made by Lender to Highland Avenue Properties, LLC in the original principal amount of Four Million Eight Hundred Fifty One Thousand Two Hundred Thirty-Five and No/100 Dollars ($4,851,235.00) (as the same has been amended, renewed, supplemented or restated from time to time, the “Highlands Loan”)
Bank of America — Comstock Atlanta Homes Modification

and (iii) Guarantor shall execute that certain First Loan Modification Agreement in connection with that certain loan originally made by Lender to Guarantor in the original principal amount of Fifteen Million and No/100 Dollars ($15,000,000.00) (as the same may be amended, renewed, supplemented or restated from time to time, the “Fifteen Million Dollar Comstock Loan”).
     4. Maturity. All of the Obligations, including (without limitation) all outstanding principal, accrued and unpaid interest, outstanding late charges, unpaid fees, and all other amounts outstanding under the Note and the other Loan Documents, shall be due and payable in full on November 15, 2007 (the “Maturity Date”). All references to the Maturity Date contained in the Loan Documents shall refer to the Maturity Date as defined in this Agreement.
     5. Amount of Loan. The Note and the Loan Documents are hereby amended to reduce the maximum aggregate principal amount which can be outstanding under the Loan to Nine Million and No/100 Dollars ($9,000,000.00). As a result, the maximum principal amount of the Revolving Facility portion of the Loan shall be Seven Million Six Hundred Thousand and No/100 Dollars ($7,600,00.00) and the maximum principal amount of the Acquisition Facility portion of the Loan shall be One Million Four Hundred Thousand and No/100 Dollars ($1,400,000.00). Any reference in any of the Loan Documents to the maximum principal amount of the Loan or Note being $7,500,000.00 or $10,000,000.00 is hereby deleted in its entirety and the amount $9,000,000.00 is substituted in lieu thereof. Additionally, the Note and the Loan Documents are hereby amended so that no further advances shall be made under the Loan. Furthermore, from and after the date hereof, no amounts paid by Borrower towards the outstanding balance of the Loan can be reborrowed by Borrower. From and after the date hereof, Borrower must make all payments of any kind whatsoever, due by Borrower to Lender in connection with the Loan, via wire transfer of immediately available funds, in accordance with the wiring instructions attached hereto as Exhibit B.
     6. Loan Fee. In consideration of Lender entering into this Modification, Borrower shall pay to Lender, a loan extension fee in the amount of one quarter of one percent (0.25%), which is due and payable on May 1, 2007.
     7. Loan to Value Ratio. The Property shall have a required “Loan to Value Ratio” of not greater than eighty percent (80%) of the “as is” value of the Property. If at any time after the Loan closing, the loan-to-value ratio shall exceed the required Loan to Value Ratio, based on appraisals (to be engaged by Lender from time to time at the sole cost and expense of Borrower), which appraisals shall be satisfactory to Lender in all respects, in Lender’s sole, absolute and unreviewable discretion, the Borrower shall immediately make a principal curtailment under the Loan so as to meet the Loan to Value ratio.
     8. Loan Agreement.
     a. Article III (t). Article lll (t) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
“Each construction loan must be repaid in full nine months from the date of the initial advance. Any extensions or renewals thereof shall be in the Lender’s sole discretion. Borrower will be required after 180 days to reduce the loan amount of each Lot Unit to an amount equal to eighty percent (80%) of the lesser of: (i) the as-is value of such Unit, which amount shall be determined by an appraisal or evaluation satisfactory to Lender; or (ii) the contracted purchase price for the lot loan Unit. Borrower will be required after 270 days to reduce the loan amount on each Lot Unit to an amount equal to seventy percent (70%) of the lesser of: (i) the as-is value” of such Unit, which amount shall be determined by an appraisal or evaluation satisfactory to Lender; or (ii) the contracted purchase price for the lot / loan Unit.”
Bank of America — Comstock Atlanta Homes Modification

     b. Article III (s). Article III (s) of the Loan Agreement is hereby deleted and replaced with the following:
“No later than 180 days prior to the Maturity Date, the Lender will notify Borrower whether or not the Lender will renew the loan. In the event the loan is not renewed at maturity, the Borrower can continue starting houses until August 15, 2007 and the lender will continue funding on those houses.”
     c. Article V. The following language shall be added to Article V Section “b”:
“Additionally, Borrower must submit to Lender (i) within ten (10) days from the end of each month, monthly financial statements (all of which financial statements must include a balance sheet, income statement, sources and uses of funds for such fiscal month, projected sources and uses of funds for the coming month, detailed listing and description of all contingent liabilities, tax returns, written verification of liquidity and such other supporting schedules and documentation). All such financial statements shall be certified as true and correct by the Chief Financial Officer of Comstock Homebuilding Companies, Inc. in a form acceptable to the Lender in all respects and (ii) within thirty (30) days from the end of each month a certified rent roll for the Property; and”
     9. Borrower’s Representations and Warranties. The Borrower hereby reaffirms all of representations and warranties set forth in the Loan Documents, and further represents and warrants that: (a) the Borrower is the sole legal and beneficial owner of the Property; (b) the execution and delivery of this Agreement does not contravene, resulting in a breach of, or constitute a default under, any deed of trust, loan agreement, indenture or other contract or agreement to which Borrower is a party or by which Borrower or any of its properties may be bound (nor would such execution and delivery constitute such a default with the passage of time or the giving of notice or both), and does not violate or contravene any law, order, decree, rule, regulation or restriction to which Borrower or the Property is subject; (c) this Agreement constitutes the legal, valid and binding obligations of Borrower enforceable in accordance with its terms; (d) the execution and delivery of, and performance under, this Agreement are within Borrower’s power and authority without the joinder or consent of any other party and have been duly authorized by all requisite action, and are not in contravention of any law, or of any indenture, agreement or undertaking to which Borrower is a party or by which it is bound; (e) there exists no default under the Note or any other Loan Document; (f) there are no offsets, claims or defenses with respect to the Obligations; and (g) Borrower is duly organized and legally existing under the laws of the state of its organization and is duly qualified to do business in the state of Georgia. The Borrower further represents and warrants that, except as disclosed in public filings, there is no material suit, judicial or administrative action, claim, investigation, inquiry, proceeding or demand pending (or, to Borrower’s knowledge, threatened) against (i) Borrower, or against any other person liable directly or indirectly for the Obligations, or (ii) which affects the Property or the Borrower’s title to the Property, or (iii) which affects the validity enforceability or priority of any of the Loan Documents. Borrower agrees to indemnify and hold the Lender harmless against any loss, claim damage, liability or expense (including, without limitation, attorneys’ fees) incurred as a result of any representation or warranty made by Borrower herein which proves to be untrue or inaccurate in any respect, and any such occurrence shall constitute a default under the Loan Documents.
Bank of America — Comstock Atlanta Homes Modification

     10. Renewal; Lien Continuation; No Novation. Borrower hereby renews the Obligations and promises to pay and perform all Obligations as modified by this Agreement. The Liens are hereby ratified and confirmed as valid, subsisting and continuing to secure the Obligations, as modified hereby. Nothing herein shall in any manner diminish, impair, waive or extinguish the Note, the Obligations or the Liens. The execution and delivery of this Agreement shall not constitute a novation of the debt evidenced and secured by the Loan Documents.
     11. Expenses. Borrower shall pay all costs and expenses and reimburse Lender for any and all expenditures of every character incurred or expended from time to time, regardless of whether a default shall have occurred, in connection with (a) this Agreement; (b) the restructuring of the Loan which has occurred previous to and simultaneously with the execution of this Agreement; (c) the issuance by Lender at any time (including any time prior to the execution of this Agreement) of any default letters or standstill letters or correspondence of any kind to Borrower in connection with the Loan; (d) the evaluation, monitoring and protection of the Property pursuant to rights given in the Loan Documents or by law; and (e) the creation, perfection or realization upon the Liens, and all costs and expenses relating to Lender’s exercise of any of its rights and remedies under any of the Loan Documents or at law, including, without limitation, all filing fees, taxes, brokerage fees and commissions, title review and abstract fees, recordation and transfer taxes, Uniform Commercial Code search fees, other fees and expenses incident to title searches, reports and security interests, escrow fees, attorneys’ fees, legal expenses, court costs, fees and expenses incurred in connection with any complete or partial liquidation of the Property, and all fees and expenses for any professional service relating to the Property or any operations conducted in connection with it; provided, however, no right or option granted by Borrower to Lender or otherwise arising pursuant to any provision of this or any other document shall be deemed to impose a duty on Lender to supervise, monitor or protect any aspect of the Property or any operations conducted in connection with it.
     12. Authorization. At the time of execution of this Agreement, Borrower shall, if and to the extent requested by Lender, deliver to Lender (a) the opinion of Borrower’s counsel dated the date hereof, in form and substance satisfactory to Lender, that this Agreement has been duly authorized, executed and delivered by Borrower and the Guarantor and is binding on, and enforceable against, the Borrower and the Guarantor in accordance with its terms; and (b) such other evidence of due authorization and execution by the Borrower and the Guarantor as the Lender may require.
     13. Further Assurances. The Borrower agrees to execute and deliver to the Lender, promptly upon request from Lender, such additional documents as may be necessary or appropriate to consummate the transactions contemplated herein or to perfect, or continue the perfection of, the Liens.
     14. No Defenses. Borrower and Guarantor, as the case may be, each represent and warrant that they (individually and collectively) have no claims, actions, causes of action, defenses, counterclaims or setoffs of any kind or nature which they can assert against Lender in connection with the making, closing, administration, collection or enforcement by Lender of the Loan Documents, this Agreement or any related agreements.
Bank of America — Comstock Atlanta Homes Modification

     15. Default Under Deed to Secure. If Borrower shall fail to keep or perform any of the covenants or agreements contained herein or in any of the Loan Documents, or if any statement, representation or warranty contained herein is false, misleading or erroneous in any material respect, Borrower shall be deemed to be in default under the Deed to Secure and Lender shall be entitled at its option to exercise any and all of the rights and remedies granted pursuant to the Deed to Secure, as amended hereby, or any other Loan Document or to which Lender may otherwise be entitled, whether at law or in equity.
     16. No Waiver by Lender. Borrower acknowledges and agrees that the execution of this Agreement by the Lender is not intended nor shall it be construed as (a) an actual or implied waiver of any, default under the Note, the Deed to Secure or any other Loan Document, or (b) an actual or implied waiver of any condition or obligation imposed upon the Borrower pursuant to the Note, the Deed to Secure or any other Loan Document, except to the extent, if any, specified herein.
     17. Borrower’s Performance. If Borrower should fail to comply with any of the agreements, covenants or obligations of the Borrower under this or any other Loan Document, then Lender (in Borrower’s name or in its own name) may, but is under no obligation to, perform them or cause them to be performed for the account of Borrower at Borrower’s sole expense. Any and all expenses thus incurred or paid by Lender shall be Borrower’s demand obligations to Lender and shall bear interest, from the date of Lender’s payment of any such obligation or expense for Borrower’s account until the date on which Borrower repays it to Lender, at the default rate of interest set forth in the Note. Upon making any such payment or incurring any such expense, Lender shall be fully subrogated to all of the rights of the person or entity receiving such payment. Any amounts owing by Borrower to Lender pursuant to this provision or any other provision of this Agreement shall automatically and without notice constitute a portion of the Obligations evidenced by the Note secured by the Deed to Secure and the other Loan Documents, and guaranteed by the Guarantors under the Guaranty. The amount and nature of any such expense and the time when paid shall be fully established by the affidavit of Lender or any of Lender’s officers or agents.
     18. Release of Lender. Upon execution of this Agreement, Borrower and Guarantor each hereby releases, remises and forever discharges Lender, its employees, officers, directors, consultants, advisors, participants, agents and affiliates (collectively, the “Lender Parties”) from any and all causes of actions, suits, debts, claims and demands whatsoever arising prior to execution of this Agreement in law or in equity due to any action taken or omitted be taken by any of the Lender Parties in connection with the Loan, the Highlands Loan, the Bellemeade Loan, the Fifteen Million Dollar Comstock Loan or any other potential transaction between Guarantor (or any affiliate of Guarantor) and Lender that may have been discussed with Lender but not consummated.
     19. Miscellaneous. To the extent of any conflict between the Note (or any earlier modification of it) and this Agreement, this Agreement shall control. Except as hereby expressly modified, all terms of the Note and all other Loan Documents (as any of them may have been previously modified by any written agreement) remain in full force and effect. This Agreement (a) shall bind and benefit the parties hereto and their respective heirs, beneficiaries, administrators, executors, receivers, trustees, successors and assigns (provided, however, no party other than the Lender shall assign its rights hereunder without the prior written consent of the Lender); (b) may be modified or amended only by a writing signed by the Lender and the Borrower; (c) SHALL BE GOVERNED BY (INCLUDING BUT NOT LIMITED TO ITS VALIDITY, ENFORCEMENT AND INTERPRETATION) THE LAWS OF THE STATE OF GEORGIA AND UNITED STATES FEDERAL LAW; (d) may be executed in several counterparts, and by the parties hereto on separate counterparts, and each counterpart, when executed and delivered, shall constitute an original agreement enforceable against all who signed it without production of or accounting for any other counterpart, and all separate counterparts shall constitute the same agreement
Bank of America — Comstock Atlanta Homes Modification

and (e) embodies the entire agreement and understanding between the parties with respect to modifications of documents provided for herein and supersedes all prior conflicting or inconsistent agreements, consents and understandings relating to such subject matter. “Borrower” shall include, in their individual capacities and jointly, all parties hereinabove named as the Borrower. The duties, covenants, conditions, obligations, and warranties of the Borrower in this Agreement shall be joint and several obligations of the Borrower and, if more than one, of each party named a the Borrower hereinabove, and each such party’s heirs, legal representatives, successors and assigns. If any Borrower is a corporation, partnership or other legal entity, the Borrower and the person or persons signing for it represent and warrant to the Lender that this Agreement is duly executed, acknowledged and delivered by the Borrower’s duly authorized representatives. Whenever used herein, the singular number shall include the plural and the plural the singular, and any gender shall be applicable to all genders. The use of the words “herein”, “hereof, “hereunder” and other similar compounds of the word “here” shall refer to this entire Agreement and not to any particular section, paragraph or provision. The headings in this Agreement shall be accorded no significance in interpreting it.
     20. Financing Statements. Borrower authorizes the Lender, from time to time and without expense to the Lender, to file in such filing office or offices as the Lender may select, any financing statements and extensions, renewals or amendments thereof, naming the Borrower as debtor and in such form as the Lender may require, in order to further evidence or perfect Lender’s security interests granted pursuant to the Loan Documents.
     21. Notices. All notices, in connection with the Loan addressed to Lender, shall hereinafter be sent to Lender at the following address:
Lender:
Norman Trepner
Bank of America, N.A.
187 Danbury Road
Wilton, CT 06897
Fax (203) 423-4003
with a copy to:
Bank of America, N.A.
Attn: Loan Administration, Ladreda Spencer
101 E. Kennedy Boulevard (7th Floor)
Tampa, FL 33602
Fax (813) 225-8322
Bank of America — Comstock Atlanta Homes Modification

with a copy to:
Bank of America, N.A.
Attn: Loan Administration, Kathie Hatton
101 E. Kennedy Boulevard (7th Floor)
Tampa, FL 33602
Fax (813) 225-8322
with a copy to:
Friedlander, Misler, Sloan, Kletzkin & Ochsman, PLLC
Attn: David M. Astrove
1101 17th Street, NW, Suite 700
Washington, DC 20036
Bank of America — Comstock Atlanta Homes Modification

     EXECUTED ON THE DATE OR DATES OF THE ACKNOWLEDGMENTS HEREOF, BUT EFFECTIVE AS OF THE DATE FIRST STATED IN THIS AGREEMENT.

WITNESS:	BORROWER:

COMSTOCK HOMES OF ATLANTA, LLC, a Georgia limited liability company (formerly known as PCH Development, LLC, a Georgia limited liability company which is successor by merger to Parker Chandler Homes, Inc., a Georgia corporation)

By: COMSTOCK HOMEBUILDING COMPANIES, Inc., Manager

/s/ Bruce Labovitz	By:	/s/ Christopher Clemente
Print Name: Bruce Labovitz		Print Name: Christopher Clemente
Print Title: CEO

[SEAL]
COMMONWEALTH OF Virginia	)
	)	ss:
COUNTY OF Fairfax	)
I, Kelly L. Wyche, a Notary Public in and for the aforesaid said jurisdiction, do hereby certify that Christopher Clemente, who is personally well known to me as (or satisfactorily proven to me to be) the person who signed the foregoing instrument executed this 28 day of December, 2006, personally appeared before me in said jurisdiction and acknowledged that he is the CEO of COMSTOCK HOMEBUILDING COMPANIES, INC., a Delaware corporation which is the Manager of COMSTOCK HOMES OF ATLANTA, LLC, a Georgia limited liability company (formerly known as PCH Development, LLC, a Georgia limited liability company which is successor by merger to Parker Chandler Homes, Inc., a Georgia corporation) which is a party to the foregoing instrument; that he has been duly authorized to execute and deliver the foregoing instrument for the purposes therein contained and that the same is his act and deed and the act and deed of COMSTOCK HOMES OF ATLANTA, LLC, a Georgia limited liability company.
     IN WITNESS WHEREOF, I have set my hand and Notarial Seal, this 28 day of December, 2006.

/s/ Kelly L. Wyche Notary Public
(SEAL)
My Commission expires: 11-30-08

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Bank of America — Comstock Atlanta Homes Modification

WITNESS:	BORROWER:

COMSTOCK HOMES OF MYRTLE BEACH, LLC, a South Carolina limited liability company (formerly known as Parker-Chandler Homes/South Carolina, LLC, a South Carolina limited liability company)

	By:	COMSTOCK HOMEBUILDING COMPANIES, INC., a Delaware corporation, Manager

/s/ Bruce Labovitz	By:	/s/ Christopher Clemente
Print Name: Bruce Labovitz		Print Name: Christopher Clemente
Print Title: CEO

[SEAL]
COMMONWEALTH OF Virginia	)
	)	ss:
COUNTY OF Fairfax	)
I, Kelly L. Wyche, a Notary Public in and for the aforesaid said jurisdiction, do hereby certify that Christopher Clemente, who is personally well known to me as (or satisfactorily proven to me to be) the person who signed the foregoing instrument executed this 28 day of December, 2006, personally appeared before me in said jurisdiction and acknowledged that he is the CEO of COMSTOCK HOMEBUILDING COMPANINES, INC., a Delaware corporation which is the Manager of COMSTOCK HOMES OF MYRTLE BEACH, LLC, a South Carolina limited liability company (formerly known as PARKER-CHANDLER HOMES/SOUTH CAROLINA, LLC, a South Carolina limited liability company) which is a party to the foregoing instrument; that he has been duly authorized to execute and deliver the foregoing instrument for the purposes therein contained and that the same is his act and deed and the act and deed of COMSTOCK HOMES OF MYRTLE BEACH, LLC, a South Carolina limited liability company.
     IN WITNESS WHEREOF, I have set my hand and Notarial Seal, this 28 day of December, 2006.

/s/ Kelly L. Wyche Notary Public
(SEAL)
My Commission expires: 11-30-08

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Bank of America — Comstock Atlanta Homes Modification

WITNESS:	LENDER:

BANK OF AMERICA, N.A.

By:
Print Name:	Print Name:
Print Title:

[CORPORATE SEAL]

COMMONWEALTH OF FLORIDA	)
	)	ss:
COUNTY OF HILLSBOROUGH	)
I,                                         , a Notary Public in and for the aforesaid said jurisdiction, do hereby certify that                     , who is personally well known to me as (or satisfactorily proven to me to be) the person who signed the foregoing instrument executed this                      day of                     2006, personally appeared before me in said jurisdiction and acknowledged that he is the                     of BANK OF AMERICA, N.A., a national banking association; that he has been duly authorized to execute and deliver the foregoing instrument for the purposes therein contained and that the same is his act and deed and the act and deed of BANK OF AMERICA, N.A.
     IN WITNESS WHEREOF, I have set my hand and Notarial Seal, this ___day of                     , 2006.

Notary Public
(SEAL)
My Commission expires:

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Bank of America — Comstock Atlanta Homes Modification

WITNESS:	GUARANTOR:

COMSTOCK HOMEBUILDING COMPANIES, INC., a Delware corporation

/s/ Bruce Labovitz	By:	/s/ Christopher Clemente
Print Name: Bruce Labovitz		Print Name: Christopher Clemente
Print Title: CEO

[SEAL]
COMMONWEALTH OF VIRGINIA	)
	)	ss:
COUNTY OF Fairfax	)
I, Kelly L. Wyche , a Notary Public in and for the aforesaid said jurisdiction, do hereby certify that Christopher Clemente, who is personally well known to me as (or satisfactorily proven to me to be) the person who signed the foregoing instrument executed this 28 day of December, 2006, personally appeared before me in said jurisdiction and acknowledged that he is the CEO of COMSTOCK HOMEBUILDING COMPANIES, INC., a Delaware corporation which is a party to the foregoing instrument; that he has been duly authorized to execute and deliver the foregoing instrument for the purposes therein contained and that the same is his act and deed and the act and deed of COMSTOCK HOMEBUILDING COMPANIES, INC., a Delaware corporation.
     IN WITNESS WHEREOF, I have set my hand and Notarial Seal, this 28 day of December, 2006.

/s/ Kelly L. Wyche Notary Public
(SEAL)
My Commission expires: 11-30-08

Bank of America — Comstock Atlanta Homes Modification